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                                                                     EXHIBIT 7

                         NINTH AMENDMENT TO AMENDED AND
        RESTATED CREDIT AGREEMENT AND FIRST AMENDMENT TO PLEDGE AGREEMENT

                  NINTH AMENDMENT, dated as of December 15, 2002, to the Amended and Restated Credit Agreement referred to below (this "Amendment") among DICK'S SPORTING GOODS, INC., a Delaware corporation ("Borrower"), the lenders party hereto ("Lenders"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity, "Agent").

                              W I T N E S S E T H
                  WHEREAS, Borrower, Lenders and Agent are parties to that certain Amended and Restated Credit Agreement, dated as of July 26, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

                  WHEREAS, Borrower and Lenders have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein;

                  NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

                  2.       Amendment to Section 1.3 of the Credit Agreement.
Section 1.3 of the Credit Agreement is hereby amended as of the Amendment Effective Date (as hereinafter defined) by:

         (a) deleting the word "and" where it appears immediately prior to clause (f) of such Section 1.3; and

         (b) inserting the following new clause (g) to read as follows:

                  "and (g) until and including December 15, 2003, to repurchase ("Public Repurchases") common stock of Borrower on a public securities exchange for consideration not to exceed in the aggregate the sum of $30,000,000 plus the amount of any cash proceeds received by Borrower after the effective date of the Ninth Amendment from the exercise of options issued under the Employee Stock Purchase Plan; provided, that with respect to any Public Repurchases in any Fiscal Quarter, if after giving effect thereto the aggregate amount of all Public Repurchases in such Fiscal Quarter exceeds $10,000,000 (i) the daily average Net Borrowing Availability for the thirty days prior to the date of such Public Repurchase shall not be less than $30,000,000 after giving effect to such Public Repurchase, and
                  (ii) Borrower provides to Agent pro forma calculations showing greater than $30,000,000 daily average net Borrowing Availability for the ninety (90) days following the date of such Public Repurchase and a certificate by the

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                  CFO of Borrower reflecting the same, each in form and
                  substance satisfactory to Agent."

                  3.       Amendment to Section 6.3 of the Credit Agreement.
Section 6.3 of the Credit Agreement is hereby amended as of the Amendment Effective Date by:

         (a) deleting the word "and" where it appears immediately prior to clause (i) of such Section 6.3;

         (b)      inserting a new clause (i) to read as follows:

                  "(i) all loans and advances made by Borrower to ASL as otherwise permitted herein that are not offset by amounts owed by Borrower to ASL pursuant to the ASL Licensing Agreement, provided that ASL shall have executed and delivered to Borrower a subordinated demand promissory note (the "ASL Intercompany Note") to evidence any such intercompany indebtedness owing at any time by ASL to Borrower, which subordinated demand promissory note shall be pledged and delivered to Agent pursuant to the Pledge Agreement as additional collateral security for the Obligations; and"

         (c) relettering clause "(i)" (before giving effect to this Amendment) clause "(j)".

                  4.       Amendment to Section 6.4 of the Credit Agreement.
Section 6.4 of the Credit Agreement is hereby amended as of the Amendment Effective Date by:

         (a) deleting the word "and" where it appears immediately prior to clause (f) of such Section 6.4; and

         (b)      inserting a new clause (g) to read as follows:

                  "and (g) Borrower may enter into transactions with its Affiliates, officers, directors, or employees provided such transactions are otherwise permitted by Section 1.3(g)."

                  5.       Amendment to Section 6.5 of the Credit Agreement.
Section 6.5 of the Credit Agreement is hereby amended as of the Amendment Effective Date by:

         (a) deleting the word "and" where it appears immediately prior to clause (b)(viii) of such Section 6.5;

         (b)               inserting a new clause (b)(ix) to read as follows:

                  "and (ix) repurchase the common stock of Borrower to the extent contemplated by Section 1.3(g)." and

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         (c)               amending and restating the third paragraph of such
                  section in its entirety to read as follows:

                  "Borrower shall not permit ASL to, directly or indirectly, engage in any business or activities other than (i) subject to the next succeeding sentence, acquiring Borrower's Intellectual Property, (ii) acquiring the Intellectual Property of other Persons, provided that the consideration for such Intellectual Property does not exceed (A) $5,500,000 in any single transaction or (b) $10,000,000 in the aggregate in any Fiscal Year, and (iii) licensing the right to use such Intellectual Property to (A) Borrower pursuant to the ASL Licensing Agreement, and (B) dsports.com pursuant to the dsports.com Trademark Agreement. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, ASL shall not incur or suffer to exist any Indebtedness, liabilities or other obligations (other than operating expenses incurred in the ordinary course of business) or enter into any contract, document or instrument other than (i) the acquisition agreements, royalty and licensing agreements, guarantee and security documents referred to in the preceding sentence, (ii) the dsports.com Trademark Agreement, (iii) any agreements for accounting, legal or other professional services (including, without limitation, agreements for appraisals of the Trademarks held by ASL) and (iv) the lease for the premises located at 300 Delaware Avenue, Suite 548, Wilmington, Delaware; provided that the aggregate amount of operating expenses and other obligations incurred by ASL (excluding any obligations incurred pursuant to clause (ii) of the preceding sentence) shall not exceed $300,000 in any Fiscal Year.

                  6.       Amendment to Section 6.11 of the Credit Agreement.
Section 6.11 of the Credit Agreement is hereby amended as of the Amendment Effective Date by:

         (a) deleting the word "and" where it appears immediately prior to clause (j) of such Section 6.11; and

         (b)               inserting a new clause (k) to read as follows:

                           "and (k) Borrower may repurchase its common stock as contemplated by Section 1.3(g) hereof."

                  7. Amendment to Annex A. Annex A to the Credit Agreement is hereby amended as of the Amendment Effective Date by adding the following new definitions to read as follows:

                           "ASL Intercompany Note" has the meaning assigned to it in Section 6.3(i) herein.

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                           "ASL Licensing Agreement" means that certain Amended
                           and Restated License Agreement dated as of June 25, 2001 between ASL and Borrower.

                           "Ninth Amendment" shall mean the Ninth Amendment to this Agreement, dated as of December 15, 2002.

                           "Public Repurchase" has the meaning assigned to it in
                           Section 1.3(g) herein.

                  8.       Amendment to Section 1 of the Pledge Agreement.
Section 1 of the Pledge Agreement is hereby amended as of the Amendment Effective Date by:

         (a) deleting the word "and" where it appears immediately following clause (b) of such Section 1.3;

         (b) inserting the following new clause (c) to read as follows:

                                    "the Subordinated Demand Promissory Note
                  dated as of December 15, 2002 made by ASL to Borrower (the "ASL Intercompany Note");" and

         (c) relettering clause "(c)" (before giving effect to this Amendment) clause "(d)".

                  9. Representations and Warranties. To induce Lenders and Agent to enter into this Amendment, Borrower hereby represents and warrants that:

         (a) Each of the execution, delivery and performance by each Loan Party of this Amendment and the performance of the Credit Agreement, as amended hereby (the "Amended Credit Agreement"), the Pledge Agreement, as amended hereby (the "Amended Pledge Agreement"), and the ASL Intercompany Note, (collectively, the "Amendment Documents") are within such Loan Party's corporate power and have been duly authorized by all necessary corporate and shareholder action.

         (b) Each of the Amendment Documents has been duly executed and delivered by or on behalf of Borrower.

         (c) Each of the Amendment Documents constitutes a legal, valid and binding obligation of each Loan Party signatory thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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         (d)               No Default has occurred and is continuing both before
                  and after giving effect to this Amendment.

         (e) All representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

                  10. No Other Amendments. Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, except as specifically provided herein, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

                  11. Outstanding Indebtedness; Waiver of Claims. Borrower hereby acknowledges and agrees that as of December 6, 2002 the aggregate outstanding principal amount of the Revolving Credit Loan is $79,027,172.38 and that such principal amount is payable pursuant to the Credit Agreement without offset, withholding, counterclaim or deduction of any kind. Borrower hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all Claims of any kind or character, known or unknown, which Borrower ever had, now has or might hereafter have against Agent or any Lender which relates, directly or indirectly, to any acts or omissions of Agent or such Lender or any other Indemnified Person on or prior to the Amendment Effective Date.

                  12. Expenses. Borrower hereby reconfirms its obligations pursuant to Section 11.2 of the Credit Agreement to pay and reimburse Agent for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

                  13. Effectiveness. This Amendment shall become effective as of December 15, 2002 (the "Amendment Effective Date") only upon satisfaction in full in the judgment of the Agent of each of the following conditions on or prior to December 15, 2002:

                                    (a)      Amendment. Agent shall have
                  received eight (8) original copies of this Amendment duly executed and delivered by Agent, Required Lenders and Borrower and acknowledged by ASL.

                                    (b)      Board Resolutions. Agent shall have
                  received a certificate of the Secretary or an Assistant Secretary of Borrower

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                  certifying (i) the resolutions adopted by the Board of
                  Directors of Borrower approving this Amendment and (ii) all documents evidencing other necessary corporate action by Borrower and required governmental and third party approvals, if any, with respect to this Amendment.

                                    (c)      Intercompany Note. Agent shall have
                  received a true, complete and correct copy of the ASL Intercompany Note, in form and substance satisfactory to Agent.

                                    (d)      Payment of Expenses. Borrower shall
                  have paid to Agent all costs and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent and Lenders (including, without limitation, reasonable legal fees and expenses).

                                    (e)      Representations and Warranties. All
                  representations and warranties contained in this Amendment shall be true and correct on and as of the Amendment Effective Date.

                  14. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  15. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered as of the day and year first above written.

                           BORROWER:

                           DICK'S SPORTING GOODS, INC.

                           By:___________________________
                           Name: Jeffrey Hennion
                           Title: Treasurer

                           AGENT:

                           GENERAL ELECTRIC CAPITAL
                           CORPORATION, as Agent

                           By:___________________________
                           Name:
                           Its: Duly Authorized Signatory

                           LENDERS:

                           GENERAL ELECTRIC CAPITAL
                           CORPORATION

                           By:___________________________
                           Name:
                           Its: Duly Authorized Signatory

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                           PNC BUSINESS CREDIT

                           By:___________________________
                           Name:
                           Title:

                           FLEET RETAIL FINANCE INC.

                           By:___________________________
                           Name:
                           Title:

                           NATIONAL CITY BANK OF PENNSYLVANIA

                           By:___________________________
                           Name:
                           Title:

                           WACHOVIA BANK, NATIONAL
                           ASSOCIATION

                           By:___________________________
                           Name:
                           Title:

                           CITIZEN'S BUSINESS CREDIT

                           By:___________________________
                           Name:
                           Title:

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The undersigned Guarantor hereby (i) acknowledges to each of the amendments to the Credit Agreement effected by this Amendment and (ii) confirms and agrees that its obligations under its Guaranty shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.

ACKNOWLEDGED, CONSENTED and
AGREED to as of the date first written
above.

AMERICAN SPORTS LICENSING, INC.

By:_______________________________
Name:
Title:

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